Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   March 13, 2002

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus Supplement dated December 11, 2002 relating to Merrill Lynch & Co., Inc. Medium-Term Notes to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President
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Merrill Lynch & Co., Inc.                                          Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,847,200,000                                                                Pricing Supplement No. 10031 - dated February 19, 2003
Merrill Lynch Notes Due Nine Months      (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
or More from Date of Issue
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CUSIP           Aggregate        Price to       Purchasing        Interest Rate  Interest Payment   Stated Maturity       Survivor's
Number       Principal Amount    Public(1)   Agent's Discount(1)    Per Annum        Frequency             Date            Option
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
5901M0BZ1      $2,241,000        100.0%          1.0000%              3.40%            Monthly           2/25/2008           Yes


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                                 Trade Date: Wednesday February 19, 2003                                         Merrill Lynch & Co.
Merrill Lynch & Co., Inc.[LOGO]  Issue Date: Monday February 24, 2003                                               Purchasing Agent
4 World Financial Center         Minimum Denominations/Increments: $1,000/$1,000                                 Acting as Principal
New York, NY 10080               Original Issue Discount: No
                                 All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                 Merrill Lynch DTC Participant Number:  5132

                                 (1) Expressed as a percentage of the aggregate principal amount.
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